Exhibit 99.1

11755 Wilshire Blvd., 20th Floor

Los Angeles, CA 90025

News Release

ABRAXIS BIOSCIENCE REPORTS

FIRST QUARTER 2010 FINANCIAL RESULTS

•	ABRAXANE® First Quarter 2010 Revenue Grows 25% to $88 Million Compared to the First Quarter of 2009

•	Company Reports First Quarter 2010 Net Loss for Common Shareholders of $3 Million, or $0.07 Per Share, with Adjusted Net Income of $9 Million, or $0.22 Per Share

LOS ANGELES, Calif. — May 6, 2010 — Abraxis BioScience, Inc. (NASDAQ: ABII), a fully integrated biotechnology company, today reported unaudited financial results for the first quarter ended March 31, 2010.

First Quarter 2010 Highlights

Net revenue for the first quarter of 2010 was $110.8 million compared with $72.6 million for the first quarter of 2009. ABRAXANE® revenue for the first quarter of 2010 increased to $87.9 million compared with $70.1 million for the first quarter of 2009. Other product revenue and other revenue for the first quarter of 2010 increased to $22.9 million from $2.5 million in the first quarter of last year, primarily due to increased sales of raw material products and sales from Drug Source Company, LLC, an entity in which we obtained a controlling interest during the first quarter of 2010 and whose results of operations are now required to be consolidated into our financial statements.

Gross profit for the first quarter of 2010 was $88.2 million, or 80 percent of net revenue, compared with $63.5 million, or 87 percent of net revenue, for the first quarter of 2009. While gross profit increased due to higher sales volumes in the United States as well as increased net selling prices globally, the decrease in gross margin as a percentage of net revenue was caused primarily by an increase in sales of lower margin raw material products.

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Abraxis BioScience, Inc.

2010 First Quarter Financial Results

“Abraxis continues to achieve significant research and development, commercial and operations milestones. Our recently reported data in non-small cell lung cancer and pancreatic cancer combined with our broad line up for the American Society of Clinical Oncology Annual Meeting (ASCO) lay the groundwork for great progress in 2010,” said Bruce Wendel, Vice Chairman and Chief Executive Officer of Abraxis BioScience. “We anticipate our clinical activities and continued global expansion to generate additional value for shareholders.”

Research and development expense for the first quarter of 2010 was $33.4 million compared with $32.3 million for the first quarter of 2009. The increase was primarily due to a milestone payment, additional spending on Phase III clinical trials for pancreatic cancer and melanoma and other research and development projects, offset by lower spending on our Phase 3 lung cancer clinical trial.

Selling, general and administrative expenses for the first quarter of 2010 increased to $50.4 million compared to $45.1 million for the first quarter of 2009. The increase was mainly due to additional spending on sales and marketing, primarily in the European Union and China.

On a GAAP basis, net loss for common shareholders for the first quarter of 2010 was $3.0 million, or $0.07 per share, compared with net loss for common shareholders for the first quarter of 2009 of $22.9 million, or $0.57 per share.

Adjusted net income for common shareholders for the first quarter of 2010 was $8.8 million, or $0.22 per share, compared to adjusted net loss for common shareholders of $5.6 million, or $0.14 per share, for the first quarter of the prior year. Adjusted net income (loss) for common shareholders excludes amortization of intangible assets, realized loss on marketable securities and non-cash stock compensation expense.

(Reconciliation tables are provided below)

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Abraxis BioScience, Inc.

2010 First Quarter Financial Results

Company Highlights

•

According to IntrinsiQ data for March 2010, in all lines of metastatic breast cancer (MBC), ABRAXANE use represented 31.4 percent of the taxane market. In second line + MBC, ABRAXANE was 41.6 percent. ABRAXANE continues to be a leader in the taxane market in the third line + setting of the MBC market with a 47.6 percent market share.

•

In March, Abraxis announced that the Phase 3 study in non-small cell lung cancer had achieved its primary endpoint of overall response rate. Details of the study data will be presented at the upcoming meeting of the ASCO.

•

Abraxis announced updated overall survival findings from a Phase I/II study that explored the potential benefit of ABRAXANE in combination with gemcitabine for the first-line treatment of advanced pancreatic cancer. These findings were discussed during a keynote address by Daniel Von Hoff, M.D. of the Translational Genomics Research Institute (TGen) at the 101st Annual Meeting of the American Association for Cancer Research (AACR). Also presented at AACR were the results of a pre-clinical study of ABRAXANE given in combination with bevacizumab, which demonstrated that the combination may have potential in the treatment of triple-negative breast cancers.

Non-GAAP Financial Measures

The company believes that its presentation of non-GAAP financial measures, such as adjusted net income (loss) for common shareholders and adjusted net income (loss) per common share, provide useful supplementary information to investors in understanding the underlying operating performance of the company and facilitates additional analysis by investors. The company also uses non-GAAP financial measures internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures presented by the company may not be comparable to similarly titled measures reported by other companies. The non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance calculated in accordance with GAAP. A reconciliation of GAAP net loss to adjusted net income (loss) for common shareholders for the three months ended March 31, 2010 and 2009 is included with this news release.

About ABRAXANE®

ABRAXANE® is a solvent-free chemotherapy treatment option for metastatic breast cancer which was developed using Abraxis BioScience’s proprietary nab® technology platform. This protein-bound chemotherapy agent combines paclitaxel with albumin, a naturally-occurring human protein. By wrapping the albumin around the active drug, ABRAXANE can be administered to patients at higher doses, delivering higher concentrations of paclitaxel to the tumor site than solvent-based paclitaxel. ABRAXANE is currently in various stages of investigation for the treatment of the following cancers: expanded applications for metastatic breast, non-small cell lung, malignant melanoma and pancreatic cancer.

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Abraxis BioScience, Inc.

2010 First Quarter Financial Results

The U.S. Food and Drug Administration approved ABRAXANE for Injectable Suspension (paclitaxel protein-bound particles for injectable suspension) (albumin-bound) in January 2005 for the treatment of breast cancer after failure of combination chemotherapy for metastatic disease or relapse within six months of adjuvant chemotherapy. Prior therapy should have included an anthracycline unless clinically contraindicated. For the full prescribing information for ABRAXANE please visit www.abraxane.com.

About Abraxis BioScience, Inc.

Abraxis BioScience is a fully integrated global biotechnology company dedicated to the discovery, development and delivery of next-generation therapeutics and core technologies that offer patients safer and more effective treatments for cancer and other critical illnesses. The company’s portfolio includes the world’s first and only protein-bound nanoparticle chemotherapeutic compound (ABRAXANE®), which is based on the company’s proprietary tumor targeting technology known as the nab® platform. The first FDA approved product to use this nab platform, ABRAXANE, was launched in 2005 for the treatment of metastatic breast cancer and is now approved in 39 countries. The company continues to expand the nab platform through a robust clinical program and deep product pipeline. Abraxis trades on the NASDAQ Global Market under the symbol ABII. For more information about the company and its products, please visit www.abraxisbio.com.

FORWARD-LOOKING STATEMENTS

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include statements regarding our expectations, beliefs, hopes, goals, intentions, initiatives or strategies, including statements regarding the clinical development plan, and the timing and scope of clinical studies and trials, for ABRAXANE and the global commercialization of ABRAXANE. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the fact that results from pre-clinical studies may not be predictive of results to be obtained in other pre-clinical studies or future clinical trials; delays in commencement and completion of clinical studies or trials, including slower than anticipated patient enrollment and adverse events occurring during the clinical trials; decisions by regulatory authorities regarding whether and when to approve ABRAXANE or product candidates for various indications as well as their decisions regarding labeling and other matters that could affect the availability or commercial potential of ABRAXANE and other products and product candidates; unexpected safety, efficacy or manufacturing issues with respect to ABRAXANE or product candidates; the need for additional data or clinical studies for ABRAXANE or product candidates; regulatory developments (domestic or foreign) involving the company’s manufacturing facilities; the market adoption and demand of ABRAXANE and other products, the costs associated with the ongoing launch of ABRAXANE; research and development associated with the nab® technology platform; the impact of pharmaceutical industry regulation; the impact of competitive products and pricing; the availability and pricing of ingredients used in the

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Abraxis BioScience, Inc.

2010 First Quarter Financial Results

manufacture of pharmaceutical products; the ability to successfully manufacture products in a time-sensitive and cost effective manner; the acceptance and demand of new pharmaceutical products; and the impact of patents and other proprietary rights held by competitors and other third parties. Additional relevant information concerning risks can be found in the company’s Annual Report on Form 10-K for the year ended December 31, 2009 and in other documents it has filed with the Securities and Exchange Commission.

The information contained in this press release is as of the date of this release. Abraxis assumes no obligations to update any forward-looking statements contained in this press release as the result of new information or future events or developments.

Contacts:

Investors and Media Inquiries:
Maili Bergman	Rob Whetstone
Director Investor Relations & Corporate Communications	PondelWilkinson Inc.
310.405.7522	310.279.5963
investorrelations@abraxisbio.com

Financial Tables Follow

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Abraxis BioScience, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009
Abraxane revenue	$87,947	$70,093
Other product revenue	18,767	525
Other revenue	4,116	1,964

Net revenue	110,830	72,582
Cost of sales	22,630	9,127

Gross profit	88,200	63,455
Operating expenses:
Research and development	33,446	32,331
Selling, general and administrative	50,413	45,149
Amortization of intangible assets	10,088	9,950

Total operating expenses	93,947	87,430

Loss from operations	(5,747)	(23,975)
Equity in net (loss) income of unconsolidated entities	(1,009)	1,031
Interest income	565	1,146
Other income (expenses)	2,687	(1,440)

Loss before income taxes	(3,504)	(23,238)
(Benefit) provision for income taxes	(239)	63

Net loss	$(3,265)	$(23,301)

Net loss for noncontrolling interests	(262)	(380)

Net loss for common shareholders	$(3,003)	$(22,921)

Basic and diluted net loss per common share	$(0.07)	$(0.57)

Basic and diluted weighted average common shares outstanding	40,181	40,081

The composition of stock-based compensation included above is as follows:
Cost of sales	$104	$103
Research and development	185	1,192
Selling, general and administrative	1,391	3,119

Total stock-based compensation	$1,680	$4,414

Selected ratios as a percentage of net revenue:
Gross profit	79.6%	87.4%
Research and development	30.2%	44.5%
Selling, general and administrative	45.5%	62.2%

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Abraxis BioScience, Inc.

GAAP Net Loss For Common Shareholders to Adjusted Net Income (Loss)

for Common Shareholders and Per Share Reconciliation

(Unaudited, in thousands, except per share amounts)

Adjusted net income (loss) for common shareholders and adjusted net income (loss) per common share are defined as net loss for common shareholders and net loss per common share, respectively, in each case excluding amortization of intangible assets, realized loss on marketable securities and non-cash stock compensation expense. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors in understanding our underlying operating performance and facilitates additional analysis by investors. We also use non-GAAP financial measures internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures below may not be comparable to similarly titled measures reported by other companies. The non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance calculated in accordance with GAAP. Reconciliation of net loss and net loss per common share to adjusted net income (loss) for common shareholders and adjusted net income (loss) per common share for each of the three months ended March 31, 2010 and 2009 is below:

	Three Months Ended March 31,
	2010	2009
Net loss for common shareholders	$(3,003)	$(22,921)
Amortization of intangible assets	10,088	9,950
Realized loss on marketable securities (a)	—	2,944
Stock compensation expense	1,680	4,414

Adjusted net income (loss) for common shareholders	$8,765	$(5,613)

Adjusted net income (loss) per common share	$0.22	$(0.14)

Weighted average common diluted shares outstanding (b)	40,370	40,081

Net loss per common share	$(0.07)	$(0.57)
Amortization of intangible assets	0.25	0.25
Realized loss on marketable securities (a)	—	0.07
Stock compensation expense	0.04	0.11

Adjusted net income (loss) per common share	$0.22	$(0.14)

(a)	Represents write-down of marketable securities whose decline in values were determined to be other than temporary.
(b)	The calculation of weighted average common diluted shares for the three months ended March 31, 2010 includes 189,000 dilutive shares, which were excluded from the calculation of net loss per common share, because there was adjusted net income in the period.

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Abraxis BioScience, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,
	2010	2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$191,439	$203,312
Accounts receivable, net	57,657	47,220
Related party receivable	—	51
Inventories	56,215	54,209
Prepaid expenses and other current assets	31,355	40,994
Deferred income taxes	25,510	25,510

Total current assets	362,176	371,296
Property, plant and equipment, net	247,423	236,798
Investments in unconsolidated entities	9,656	22,774
Intangible assets, net of accumulated amortization	142,248	144,633
Goodwill	253,821	241,361
Other non-current assets	65,767	51,518

Total assets	$1,081,091	$1,068,380

Liabilities and equity
Current liabilities:
Accounts payable	$22,115	$28,577
Accrued liabilities	94,225	88,723
Accrued litigation costs	57,635	57,635
Related party payable	1,815	334
Income taxes payable	282	142
Deferred revenue	3,158	3,138

Total current liabilities	179,230	178,549

Deferred income taxes, non-current	31,765	29,507
Long-term portion of deferred revenue	4,082	4,867
Other non-current liabilities	14,983	9,192

Total liabilities	230,060	222,115
Equity
Stockholders’ equity:
Common stock	40	40
Additional paid-in capital	1,216,951	1,213,707
Accumulated deficit	(378,808)	(375,805)
Accumulated other comprehensive income	3,227	5,011

Total stockholders’ equity	841,410	842,953
Noncontrolling interest	9,621	3,312

Total equity	851,031	846,265

Total liabilities and equity	$1,081,091	$1,068,380

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